Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of QEP Resources, Inc., hereby severally constitute C. B. Stanley and Richard J. Doleshek, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2011 and any and all amendments to be filed with the Securities and Exchange Commission by QEP Resources, Inc., hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2011 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/ Keith O. Rattie	Chairman of the Board	02/14/12
Keith O. Rattie

/s/ C.B. Stanley	President and	02/14/12
C. B. Stanley	Chief Executive Officer

/s/ Phillip S. Baker	Director	02/14/12
Phillips S. Baker

/s/ L. Richard Flury	Director	02/14/12
L. Richard Flury

/s/ Robert E. McKee	Director	02/14/12
Robert E. McKee

/s/ M. W. Scoggins	Director	02/14/12
M. W. Scoggins

/s/ David A. Trice	Director	02/14/12
David A. Trice